UNDERLYING FUNDS TRUST
FOURTH AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS FOURTH AMENDMENT effective as of May 1, 2011, to the Fund Accounting Servicing Agreement, dated as of April 28, 2006, as amended April 12, 2007, April 21, 2008 and November 1, 2009 (the “Agreement”), is entered into by and among Hatteras Alternative Mutual Funds, LLC, a Delaware limited liability company (the “Adviser”), Underlying Funds Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the Adviser, the Trust and USBFS have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HATTERAS ALTERNATIVE MUTUAL FUNDS, LLC	U.S. BANCORP FUND SERVICES, LLC

By: /s/ J. Michael Fields	By: /s/ Michael R. McVoy

Printed Name: J. Michael Fields	Printed Name: Michael R. McVoy

Title: Chief Operating Officer	Title: Executive Vice President

UNDERLYING FUNDS TRUST

By: /s/ J. Michael Fields

Printed Name: J. Michael Fields

Title: Secretary

Exhibit B to the Fund Accounting Servicing Agreement – Underlying Funds Trust Hatteras Alternative Mutual Funds Trust and Underlying Funds Trust Fee Schedule Effective May 1, 2011

Annual Fee Based Upon Market Value of Complex*Note 1

$[ ] on the first $[ ] million of assets
[ ] basis points on the next $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis point on the next $[ ] billion
[ ] basis points on the balance
Plus sub-advisor fee of $[ ] per advisor
        *Minimum annual fee up to [ ] funds with [ ] classes.
           Additional fee is $[ ] per fund and $[ ] per class.

Additional Services Fee Note 1, 2
▪ $[ ] /year

Note 2:  Additional services includes the following:

Chief Compliance Officer Support
USBFS provides on-going support to the fund’s CCO’s including:
▪ Daily consulting and responding to inquiries and requests
▪ Periodic reporting and conference calls with all CCO’s
▪ Periodic forums for USBFS CCO to meet with client CCO’s
▪ Quarterly certifications and reporting on procedures and compliance events
▪ Access to CCO portal

Advisor Information Source (AIS) Web Portal
The AIS portal provides position, transaction and compliance reporting.  Reports can be scheduled and delivered to the secure AIS inbox.  Customize the output and format of information to fit your needs.  Import the data through an interface and query information on demand.  Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.

Conversion and extraordinary services quoted separately.

Note 1:  Fees are billed monthly and subject to annual CPI increase, Milwaukee MSA.

Exhibit B (continued) to the Fund Accounting Servicing Agreement – Underlying Funds Trust

Fund Accounting Servicing Agreement Hatteras Alternative Mutual Funds Trust and Underlying Funds Trust Supplemental Services at May 1, 2011

Pricing Services
▪ $[ ] Domestic and Canadian Equities/Options
▪ $[ ] Corp/Gov/Agency Bonds/International Equities/Futures/Currency Rates
▪ $[ ] CMOs/Municipal Bonds/Money Market Instruments/International Bonds
▪ $[ ] - Bank Loans
▪ $[ ] - Credit Default Swaps/Swaptions
▪ $[ ] - Basic Interest Rate Swaps
▪ $[ ] Fund per Month - Mutual Fund Pricing
▪ $[ ] /Foreign Equity Security per Month for Corporate Action Service
▪ $[ ] /Domestic Equity Security per Month for Corporate Action Service
▪ $[ ]/Month Manual Security Pricing (>[ ]/day)

Factor Services (BondBuyer)
▪ $[ ] /CMO/Month
▪ $[ ] /Mortgage Backed/Month
▪ $[ ]/Month Minimum/Fund Group

Fair Value Services (Interactive Data)
▪ $[ ] on the First [ ] Securities/Day
▪ $[ ] on the Balance of Securities/Day

Comparison Pricing Services
▪ $[ ] /Equity/Month
▪ $[ ] /Bond/Month

NOTE: Prices above are based on using IDC as the primary pricing service and are subject to change.  Use of alternative sources may result in additional fees.